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                                                                   Exhibit 10.27

                    MARKETING EXPENSE REIMBURSEMENT AGREEMENT

         This Marketing Expense Reimbursement Agreement (the "Agreement") is made and entered into as of the 1st day of January, 1999, by and between Union Bank and Trust Company, a Nebraska bank and trust company, acting in its own right and in its capacity as trustee ("Union Bank"), and National Education Loan Network, Inc., a Nevada Corporation ("NelNet").

         WHEREAS, Union Bank is engaged in a program of marketing, originating, holding and selling loans made to eligible borrowers in accordance with the provisions of the Higher Education Act of 1965, as amended, the proceeds of which are used to pay the costs incurred by students attending post-secondary educational institutions ("Student Loans"), as well as loans made to borrowers to pay the costs incurred by students attending educational institutions of higher learning, and which are not made pursuant to the Higher Education Act of 1965, as amended, and which are not guaranteed thereunder ("Alternative Loans"); and

         WHEREAS, NelNet through its affiliates is engaged in a program of purchasing, holding and financing Student Loans.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Services to be Provided. Union Bank agrees to carry on its ordinary Student Loan and Alternative Loan marketing efforts in a manner consistent with its prior efforts, for so long as Union Bank is engaged in a program of originating Student Loans. Union Bank hereby consents to and authorizes certain marketing representatives of NelNet and its affiliates, who are approved by Union Bank from time to time, to act as representatives of Union Bank solely with respect to marketing of Student Loan and Alternative Loan originations and purchases.

         2. Term. This Agreement shall terminate upon the termination of that certain Amended and Restated Agreement between Union Bank and NelNet dated as of January 1, 1999.

         3. Reimbursement of Marketing Costs. "Marketing Costs" as defined herein shall mean all costs and expenses during the term of this Agreement, in connection with or arising from marketing, administration and sales activities related to Student Loans and Alternative Loans (and all administrative and overhead costs and expenses associated therewith and liabilities and losses arising therefrom). For each annual period following the date of this Agreement, Marketing Costs incurred by Union Bank shall be reimbursed and paid as follows:

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         (i)      The first aggregate $240,000.00 of Marketing Costs incurred by
Union Bank shall be paid by Union Bank, without reimbursement;

         (ii) NelNet shall pay to Union Bank the difference between (A) sixty percent (60.0%) of all Marketing Costs incurred by Union Bank which exceed the aggregate of $240,000.00 as set forth in clause (i) above, less (B) forty percent (40.0%) of Marketing Costs incurred directly by NelNet and its affiliates (other than Marketing Costs payable by NelNet and its affiliates to Union Bank or its affiliates hereunder or otherwise).

         Such reimbursements set forth above shall be paid by NelNet to Union Bank on a monthly basis, upon receipt by NelNet of written billing statements from Union Bank with respect to such Marketing Costs, with reconciliation at the end of each calendar year,

         4. Representations and Warranties of NelNet. NelNet hereby represents and warrants to Union Bank as follows:

                  (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of NelNet and has been duly executed by a duly authorized officer of NelNet, and constitutes a valid and binding agreement of NelNet enforceable in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally.

                  (b) Due Organization. NelNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to enter and perform this Agreement.

                  (c) Conflicting Instruments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any terms of the Articles of Incorporation or Bylaws of NelNet, or of any judgment, decree or order of any court or administrative body applicable to NelNet, or any term of any agreement or other instrument applicable to NelNet.

         5. Representations and Warranties of Union Bank. Union Bank hereby represents and warrants to NelNet as follows:

                  (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Union Bank and has been duly executed by a duly authorized officer of Union Bank, and constitutes a valid and binding agreement of Union Bank enforceable in accordance with its terms, except as its enforceability may be

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limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally.

                  (b) Due Organization. Union Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska and has the requisite corporate power to enter and perform this Agreement.

                  (c) Conflicting Instruments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any terms of the Articles of Incorporation or Bylaws of Union Bank, or of any judgment, decree or order of any court or administrative body applicable to Union Bank, or any term of any agreement or other instrument applicable to Union Bank.

         6. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other.

         7.       Miscellaneous.

                  (a) This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

                  (b) Unless otherwise expressly provided herein, all notices, requests, demands or other instruments which may or are required to be given by either party to the other, shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is to be given, or upon expiration of a period of 48 hours from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows;

If to NelNet:

         National Education Loan Network, Inc.
         121 S. 13th Street, Suite 301
         Lincoln Square
         Lincoln, Nebraska 68508
         Attn: Don Bouc
         Telephone: (402) 458-2300
         Facsimile: (402) 458-2399

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If to Union Bank:

         Union Bank and Trust Company
         P.O. Box 82529
         Lincoln, Nebraska 68501-2529
         Attn: Ken Backemeyer
         Telephone: (402) 420-2811
         Facsimile: (402) 483-8286

Any party may change the address and name of addressee to which subsequent notices are to be sent to it, by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the 5th day after it is mailed.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska.

                  (d) Nothing in this Agreement shall be deemed or constated to create a joint venture or partnership between the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have caused this Marketing
Expense Reimbursement Agreement to be duly executed as of the day and year first written above.

                                 UNION BANK AND TRUST COMPANY
                                 In its Own Right and in its Capacity as Trustee

                                 By: /s/ Mike Dunlap
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                                 Title:  E.V.P

                                 NATIONAL EDUCATION LOAN NETWORK, INC.

                                 By: /s/ Don Bouc
                                     -------------------------------------------
                                     Don Bouc
                                     President

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